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                                                                     EXHIBIT 5.1


                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                          Philadelphia, PA 19103-6993
                           (215) 963-5000 (telephone)
                           (215) 963-5299 (facsimile)


January 10, 1997

Wilmar Industries, Inc.
303 Harper Drive
Moorestown, NJ  08057

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

We have acted as counsel to Wilmar Industries, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the subject registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of up to 800,000 shares (the "Shares") of Common Stock, no par value, of the Company (the "Common Stock"), issuable upon the exercise of options granted under the Company's Amended and Restated 1995 Stock Option Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and the Exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

In our opinion the Shares will be legally issued, fully paid and non-assessable shares of Common Stock of the Company when and to the extent issued by the Company in the manner contemplated in the Registration Statement.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP


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